Smythe Ratcliffe LLP

7th Floor, Marine Building

355 Burrard Street

Vancouver, BC V6C 2G8

fax: 604.688.4675

telephone: 604.687.1231

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Braintech, Inc.

We consent to the incorporation in the registration statement dated on or about April 20, 2007 on Form SB-2 of Braintech, Inc. of our auditors’ report dated February 28, 2007 on the consolidated balance sheets of Braintech, Inc. as at December 31, 2006 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2006 and 2005.

We also consent to the reference to us as experts in matters of accounting and audit in this registration statement.

“Smythe Ratcliffe LLP” (signed)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vancouver, Canada
April 20, 2007

Smythe Ratcliffe LLP, a British Columbia limited liability partnership, is a member of PKF North American Network and PKF International, associations of legally independent firms.